Exhibit 99.1

Internap Reports Third Quarter 2016 Financial Results

•	Revenue of $74 million, churn down year-over-year and sequentially

•	Including a $78.2 goodwill impairment, GAAP net loss was $(91.3) million, or $(1.75) per share, versus third quarter 2015 net loss of $(14.2) million or $(0.27) per share

•	Adjusted EBITDA[1] of $19.8 million flat versus the third quarter of 2015; Adjusted EBITDA margin[1] of 26.8%, up 160 basis points year-over-year

•	Company chooses a path forward post strategic process; planning in place to reduce cost structure, recapitalize and reorganize

ATLANTA– (November 3, 2016) Internap Corporation (NASDAQ: INAP), a provider of high-performance Internet infrastructure services, today announced financial results for the third quarter of 2016.

“I am very excited about INAP’s presence in major U.S. and global markets with our impressive upper Tier colocation assets, high-capacity network capabilities and in-demand AgileCloud services led by our Montreal team,” said Peter D. Aquino, President and Chief Executive Officer of Internap. “I believe focusing on our core strengths, reorganizing, cutting costs and aligning into pure-play businesses will position us in early 2017 to leverage these great platforms to significantly increase our sales productivity. In addition, we are simultaneously exploring strategies to improve our capital structure so we have the flexibility and runway to grow organically, participate in accretive strategic transactions, and to capture growing demand for premier products and services in the expanding internet infrastructure market."

Third Quarter 2016 Financial Summary

				YoY		QoQ
	3Q 2016	2Q 2016	3Q 2015	Growth		Growth
Revenues:
Data center and network services	$49,767	$50,459	$52,440	-5%		-1%
Cloud and hosting services	24,173	23,856	25,878	-7%		1%
Total Revenues	$73,940	$74,315	$78,318	-6%		-1%

Operating Expenses	$157,338	$76,789	$87,503	80%		105%

GAAP Net Loss	$(91,297)	$(10,693)	$(14,197)	543%		754%

Normalized Net Loss[2]	$(7,681)	$(7,300)	$(9,990)	-23%		5%

Segment Profit[3]	$42,378	$42,945	$44,637	-5%		-1%
Segment Profit Margin[3]	57.3%	57.8%	57.0%	30	BPS	-50	BPS

Adjusted EBITDA[1]	$19,840	$20,167	$19,752	0%		-2%
Adjusted EBITDA Margin[1]	26.8%	27.1%	25.2%	160	BPS	-30	BPS

Revenue

●	Revenue totaled $73.9 million in the third quarter, a decrease of 6% year-over-year and 1% sequentially. Both decreases were attributable to lower IP connectivity revenue and negatively impacted by churn from a small number of large customers.

●	Data Center and Network Services revenue totaled $49.8 million in the third quarter, a decrease of 5% year-over-year and 1% sequentially. Both decreases were primarily attributable to lower IP connectivity revenue related to the continued decline in pricing for new and renewing customers, the loss of legacy contracts and churn from one customer. The year-over-year results were also impacted by a decrease in partner colocation revenue offset by an increase in company-controlled colocation revenue.

●	Cloud and Hosting Services revenue totaled $24.2 million in the third quarter, a decrease of 7% year-over-year and an increase of 1% sequentially. The year-over year decrease was driven by the continued negative impact of churn from a small number of large customers slightly offset by Agile bare metal server revenue growth. The sequential increase was driven by growth in Agile bare-metal server revenue.

Goodwill Impairment Charge

The company began its annual goodwill impairment test during the third quarter of 2016. Due to the complexity and the effort required to estimate the required fair values of certain reporting units, we recorded an impairment estimate of $78.2 million to adjust goodwill in our Data Center and Networks Services segment to an implied fair value of $1.9 million. We derived the fair value estimate based on preliminary assumptions and analysis that are subject to change. We will record any adjustment to the estimated impairment in the fourth quarter of 2016.

Net Loss

●	GAAP net loss was $(91.3) million, or $(1.75) per share, compared with $(14.2) million, or $(0.27) per share, in the third quarter of 2015 and $(10.7) million, or $(0.21) per share, in the second quarter of 2016. The GAAP net loss for third quarter 2016 includes a $78.2 million goodwill impairment charge.

●	Normalized net loss was $(7.7) million, or $(0.15) per share, compared with normalized net loss of $(10.0) million, or $(0.19) per share, in the third quarter of 2015, and normalized net loss of $(7.3) million, or $(0.14) per share, in the second quarter of 2016.

Segment Profit and Adjusted EBITDA

●	Segment profit totaled $42.4 million in the third quarter, a 5% decrease compared with the third quarter of 2015 and a 1% decrease from the second quarter of 2016. Segment margin was 57.3%, an increase of 30 basis points year-over-year and a decrease of 50 basis points sequentially.

●	Data Center and Network Services segment profit totaled $24.7 million in the third quarter, a 4% decrease compared with the third quarter of 2015 and a 4% decrease from the second quarter of 2016. Data Center and Network Services segment margin was 49.7% in the third quarter, up 70 basis points year-over-year and down 140 basis points sequentially. Lower IP connectivity revenue was the main contributor to lower segment profit.

●	Cloud and Hosting Services segment profit totaled $17.7 million in the third quarter, a 7% decrease compared with the third quarter of 2015 and a 3% increase from the second quarter of 2016. Cloud and Hosting Services segment margin was 73.0% in the third quarter, down 20 basis points year-over-year and up 120 basis points sequentially. The year-over year decrease in Cloud and Hosting Services revenue resulted in declines in segment profit and segment margin. The sequential increase was driven by revenue growth and continued cost management.

●	Adjusted EBITDA totaled $19.8 million in the third quarter, flat compared with the third quarter of 2015 and a 2% decrease from the second quarter of 2016. Adjusted EBITDA margin was 26.8% in the third quarter, up 160 basis points year-over-year and down 30 basis points sequentially. The year-over-year increase in adjusted EBITDA and adjusted EBITDA margin was attributable to lower cash operating expense (see attached reconciliation tables) primarily from optimizing our cost structure and improved marketing program efficiencies. Benefits included a decrease in cash-based compensation and a decrease in marketing expenses. Sequentially, lower segment profit weighed on adjusted EBITDA.

Balance Sheet and Cash Flow Statement

●	Cash and cash equivalents totaled $9.6 million at September 30, 2016. Total debt was $375.1 million, net of discount and prepaid costs, at the end of the quarter, including $55.2 million in capital lease obligations.

●	Cash generated from operations for the three months ended September 30, 2016 was $11.5 million. Capital expenditures over the same period were $12.9 million. Free cash flow[4] was ($1.3) million for the and unlevered free cash flow[4] was $6.2 million for the third quarter 2016.

Business Outlook

Internap updated its financial outlook for full-year 2016:

	Full-Year 2016	Full-Year 2016
	Current Guidance	Previous Guidance
	Expected Range	Expected Range

Revenue	$297 million - $300 million	$300 million - $305 million

Adjusted EBITDA	$81 million - $83 million	$83 million - $87 million

Capital Expenditures	$47 million - $50 million	$40 million - $50 million

1	Adjusted EBITDA, adjusted EBITDA margin are non-GAAP financial measures which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures”. Reconciliations between GAAP information and non-GAAP information related to adjusted EBITDA are contained in tables entitled “Reconciliation of Loss from Operations to Adjusted EBITDA”. Adjusted EBITDA margin is adjusted EBITDA as a percentage of revenue.

2	Normalized net loss and basic and diluted normalized net loss per share are non-GAAP financial measures which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures”. Reconciliations between GAAP information and non-GAAP information related normalized net loss and basic and diluted normalized net loss per share are contained in the table entitled “Reconciliation of Net Loss and Basic and Diluted Net Loss Per Share to Normalized Net Loss and Basic and Diluted Normalized Net Loss Per Share” in the attachment.

3	Segment profit and segment margin are non-GAAP financial measures which we define in an attachment to this press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP and non-GAAP information related to segment profit and segment margin are contained in the table entitled “Segment Profit and Segment Margin” in the attachment. Segment margin is segment profit as a percentage of revenue.

4	Free cash flow and unlevered free cash flow are non-GAAP financial measures which we define in the attachment to the press release entitled “Non-GAAP (Adjusted) Financial Measures.” Reconciliations between GAAP and non-GAAP information related to Free cash flow and unlevered free cash flow are contained in the table entitled “Free Cash Flow and Unlevered Free Cash Flow” in the attachment.

Conference Call Information:

Internap’s third quarter 2016 conference call will be held today at 5:00 p.m. ET. Listeners may connect to a webcast of the call, which will include accompanying presentation slides, on the investor relations section of Internap’s web site at http://ir.internap.com/events.cfm. The call can be also accessed by dialing 877-334-0775. International callers should dial 631-291-4567. An online archive of the webcast presentation will be available for one month following the call. An audio-only replay will be accessible from Thursday, November 3, 2016 at 8:00 p.m. ET through Thursday, November 10, 2016 at 855-859-2056 using replay code 95010274. International callers can listen to the archived event at 404-537-3406 with the same code.

About Internap

Internap is the high-performance Internet infrastructure provider that powers the applications shaping the way we live, work and play. Our hybrid infrastructure delivers performance without compromise – blending virtual and bare-metal cloud, hosting and colocation services across a global network of data centers, optimized from the application to the end user and backed by rock-solid customer support and a 100% uptime guarantee. Since 1996, the most innovative companies have relied on Internap to make their applications faster and more scalable. For more information, visit www.internap.com.

Forward-Looking Statements

This press release contains forward-looking statements. These forward-looking statements include statements related to our planning to reduce cost structure, recapitalize and reorganize; our strategy to align into pure-play businesses and expected increases in sales productivity; our expectation of participating in accretive strategic transactions; our ability to capture growing demand in the internet infrastructure market; and our expectations for full-year 2016 revenue, adjusted EBITDA and capital expenditures. Our ability to achieve these forward-looking statements is based on certain assumptions, including our ability to execute on our business strategy, leveraging of multiple routes to market, expanded brand awareness for high-performance Internet infrastructure services and customer churn levels. These assumptions may prove to be inaccurate in the future. Because such forward-looking statements are not guarantees of future performance and involve risks and uncertainties, there are important factors that could cause Internap’s actual results to differ materially from those in the forward-looking statements. These factors include our ability to execute on our business strategy and drive growth; our ability to maintain current customers and obtain new ones, whether in a cost-effective manner or at all; the robustness of the IT infrastructure services market; our ability to achieve or sustain profitability; our ability to expand margins and drive higher returns on investment; our ability to sell into new and existing data center space; the actual performance of our IT infrastructure services; our ability to correctly forecast capital needs, demand planning and space utilization; our ability to respond successfully to technological change and the resulting competition; the availability of services from Internet network service providers or network service providers providing network access loops and local loops on favorable terms, or at all; failure of third party suppliers to deliver their products and services on favorable terms, or at all; failures in our network operations centers, data centers, network access points or computer systems; our ability to provide or improve Internet infrastructure services to our customers; and our ability to protect our intellectual property, as well as other factors discussed in our filings with the Securities and Exchange Commission. Given these risks and uncertainties, investors should not place undue reliance on forward-looking statements as a prediction of actual results. We undertake no obligation to update, amend or clarify any forward-looking statement for any reason.

###

Press Contact:	Investor Contact:
Mariah Torpey	Richard Ramlall
(781) 418-2404	(404) 302-9982
internap@teamlewis.com	ir@internap.com

INTERNAP CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenues:
Data center and network services	$49,767	$52,440	$151,099	$160,029
Cloud and hosting services	24,173	25,878	73,081	79,507
Total revenues	73,940	78,318	224,180	239,536

Operating costs and expenses:
Direct costs of sales and services, exclusive of depreciation and amortization, shown below:
Data center and network services	25,042	26,739	74,065	79,337
Cloud and hosting services	6,520	6,942	19,944	20,669
Direct costs of customer support	7,985	9,173	24,709	27,381
Sales, general and administrative	18,355	19,098	55,416	62,642
Depreciation and amortization	19,597	24,631	57,927	67,404
Goodwill impairment	78,169	-	78,169	-
Exit activities, restructuring and impairments	1,670	920	2,023	1,245
Total operating costs and expenses	157,338	87,503	312,253	258,678
Loss from operations	(83,398)	(9,185)	(88,073)	(19,142)

Non-operating expenses:
Interest expense	7,878	6,923	22,945	20,613
Other, net	(30)	(288)	442	(763)
Total non-operating expenses	7,848	6,635	23,387	19,850

Loss before income taxes and equity in earnings of equity-method investment	(91,246)	(15,820)	(111,460)	(38,992)
Provision (benefit) for income taxes	95	(1,612)	294	(1,723)
Equity in earnings of equity-method investment, net of taxes	(44)	(11)	(121)	(96)

Net loss	$(91,297)	$(14,197)	$(111,633)	$(37,173)

Basic and diluted net loss per share	$(1.75)	$(0.27)	$(2.14)	$(0.72)

Weighted average shares outstanding used in computing net loss per share:
Basic and diluted	52,096	51,699	52,245	51,763

INTERNAP CORPORATION

UNAUDITED CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value amounts)

	September 30,	December 31,
	2016	2015

ASSETS
Current assets:
Cash and cash equivalents	$9,640	$17,772
Accounts receivable, net of allowance for doubtful accounts of $1,270 and $1,751, respectively	17,832	20,292
Prepaid expenses and other assets	10,710	12,405
Total current assets	38,182	50,469
Property and equipment, net	315,273	328,700
Investment in joint venture	3,206	2,768
Intangible assets, net	30,323	32,887
Goodwill	52,144	130,313
Deposits and other assets	8,968	9,474
Total assets	$448,096	$554,611

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$25,897	$22,607
Accrued liabilities	9,958	10,737
Deferred revenues	6,110	6,603
Capital lease obligations	9,649	8,421
Term loan, less discount and prepaid costs of $2,218 and $1,784, respectively	782	1,215
Exit activities and restructuring liability	1,038	2,034
Other current liabilities	1,240	2,566
Total current liabilities	54,674	54,183

Deferred revenues	4,981	4,759
Capital lease obligations	45,580	48,692
Revolving credit facility	35,500	31,000
Term loan, less discount and prepaid costs of $5,153 and $5,703 respectively	283,597	285,298
Exit activities and restructuring liability	1,350	1,844
Deferred rent	7,389	8,879
Deferred tax liability	1,364	880
Other long-term liabilities	4,396	4,640
Total liabilities	438,831	440,175

Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.001 par value; 20,000 shares authorized; no shares issued or outstanding	-	-
Common stock, $0.001 par value; 120,000 shares authorized; 58,246 and 55,971 shares outstanding, respectively	58	56
Additional paid-in capital	1,283,051	1,277,511
Treasury stock, at cost; 1,020 and 826 shares, respectively	(6,866)	(6,393)
Accumulated deficit	(1,265,590)	(1,153,957)
Accumulated items of other comprehensive loss	(1,388)	(2,781)
Total stockholders' equity	9,265	114,436
Total liabilities and stockholders' equity	$448,096	$554,611

INTERNAP CORPORATION

UNAUDITED CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Cash Flows from Operating Activities:
Net loss	$(91,297)	$(14,197)	$(111,633)	$(37,173)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	19,597	24,631	57,927	67,404
Impairments	79,798	232	79,798	232
Amortization of debt discount and issuance costs	648	508	1,881	1,498
Stock-based compensation expense, net of capitalized amount	1,253	2,435	4,717	6,200
Equity in earnings of equity-method investment	(44)	(11)	(121)	(96)
Provision for doubtful accounts	322	316	902	922
Non-cash change in capital lease obligations	(122)	(527)	405	(1,167)
Non-cash change in exit activities and restructuring liability	246	864	865	1,400
Non-cash change in deferred rent	(490)	(499)	(1,490)	(1,287)
Deferred taxes	119	(2,024)	158	(2,181)
Payment of debt lender fees	-	-	(1,716)	-
Other, net	26	212	212	230
Changes in operating assets and liabilities:
Accounts receivable	192	(1,812)	1,894	(3,459)
Prepaid expenses, deposits and other assets	(3,498)	1,797	1,108	836
Accounts payable	2,584	414	4,853	(7,748)
Accrued and other liabilities	3,302	(308)	(629)	(1,862)
Deferred revenues	(398)	(529)	(304)	624
Exit activities and restructuring liability	(776)	(673)	(2,355)	(2,014)
Asset retirement obligation	-	-	(174)	-
Other liabilities	2	(1)	(33)	34
Net cash flows provided by operating activities	11,464	10,828	36,265	22,393

Cash Flows from Investing Activities:
Proceeds from sale of building	542	-	542	-
Purchases of property and equipment	(12,418)	(10,610)	(38,732)	(41,299)
Additions to acquired and developed technology	(442)	(310)	(1,211)	(1,120)
Net cash flows used in investing activities	(12,318)	(10,920)	(39,401)	(42,419)

Cash Flows from Financing Activities:
Proceeds from credit agreements	-	4,000	4,500	21,000
Principal payments on credit agreements	(750)	(750)	(2,250)	(2,250)
Payments on capital lease obligations	(2,384)	(2,001)	(7,211)	(5,718)
Proceeds from exercise of stock options	-	1,517	675	6,005
Acquisition of common stock for income tax withholdings	(130)	(464)	(473)	(1,332)
Other, net	(58)	(74)	(250)	869
Net cash flows (used in) provided by financing activities	(3,322)	2,228	(5,009)	18,574
Effect of exchange rates on cash and cash equivalents	(52)	(236)	13	(320)
Net decrease in cash and cash equivalents	(4,228)	1,900	(8,132)	(1,772)
Cash and cash equivalents at beginning of period	13,868	16,412	17,772	20,084
Cash and cash equivalents at end of period	$9,640	$18,312	$9,640	$18,312

INTERNAP CORPORATION

NON-GAAP (ADJUSTED) FINANCIAL MEASURES

In addition to providing financial measurements based on accounting principles generally accepted in the United States of America (“GAAP”), Internap has historically provided additional financial measures that are not prepared in accordance with GAAP (“non-GAAP”), including adjusted EBITDA and adjusted EBITDA margin, normalized net loss, normalized diluted shares outstanding, segment profit and segment margin, levered free cash flow and cash operating expense. The most directly comparable GAAP equivalent to adjusted EBITDA and normalized net loss is loss from operations and net loss, respectively. The most directly comparable GAAP equivalent to normalized diluted shares outstanding is diluted common shares outstanding.

We define the following non-GAAP measures as follows:

●	Adjusted EBITDA is loss from operations plus depreciation and amortization, loss (gain) on disposals of property and equipment, exit activities, restructuring and impairments, stock-based compensation, strategic alternatives and related costs, organizational realignment costs and acquisition costs.

●	Adjusted EBITDA margin is adjusted EBITDA as a percentage of revenues.

●	Normalized net loss is net loss plus exit activities, restructuring and impairments, stock-based compensation, acquisition costs and strategic alternatives and related costs, organizational realignment costs and acquisition costs.

●	Normalized diluted shares outstanding are diluted shares of common stock outstanding used in GAAP net loss per share calculations, excluding the dilutive effect of stock-based compensation using the treasury stock method.

●	Normalized net loss per share is normalized net loss divided by basic and normalized diluted shares outstanding.

●	Segment profit is segment revenues less direct costs of sales and services, exclusive of depreciation and amortization for the segment, as presented in the notes to our consolidated financial statements. Segment profit does not include direct costs of customer support or any depreciation or amortization associated with direct costs.

●	Segment margin is segment profit as a percentage of segment revenues.

●	Free cash flow is net cash flows provided by operating activities minus capital expenditures. Unlevered free cash flow is free cash flow plus cash interest expense.

We detail reconciliations of our non-GAAP financial measures to the most directly comparable financial measure in the reconciliations of GAAP to non-GAAP measures below. We believe that presentation of these non-GAAP financial measures provides useful information to investors regarding our results of operations.

We believe that excluding depreciation and amortization and loss on disposals of property and equipment, as well as impairments and restructuring, to calculate adjusted EBITDA provides supplemental information and an alternative presentation that is useful to investors’ understanding of our core operating results and trends. Not only are depreciation and amortization expenses based on historical costs of assets that may have little bearing on present or future replacement costs, but also they are based on management estimates of remaining useful lives. Loss on disposals of property and equipment is also based on historical costs of assets that may have little bearing on replacement costs. Impairments and restructuring expenses primarily reflect goodwill impairments and subsequent plan adjustments in sublease income assumptions for certain properties included in our previously disclosed restructuring plans.

We believe that exit activities, restructuring and impairment charges, strategic alternatives and related costs and organizational realignment costs are unique costs that we do not expect to recur on a regular basis, and consequently, we do not consider these charges as a normal component of expenses related to current and ongoing operations.

Similarly, we believe that excluding the effects of stock-based compensation from non-GAAP financial measures provides supplemental information and an alternative presentation useful to investors’ understanding of our core operating results and trends. Investors have indicated that they consider financial measures of our results of operations excluding stock-based compensation as important supplemental information useful to their understanding of our historical results and estimating our future results.

We also believe that, in excluding the effects of stock-based compensation, our non-GAAP financial measures provide investors with transparency into what management uses to measure and forecast our results of operations, to compare on a consistent basis our results of operations for the current period to that of prior periods and to compare our results of operations on a more consistent basis against that of other companies, in making financial and operating decisions and to establish certain management compensation.

INTERNAP CORPORATION

NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Stock-based compensation is an important part of total compensation, especially from the perspective of employees. We believe, however, that supplementing GAAP net loss and net loss per share information by providing normalized net loss and normalized net loss per share, excluding the effect of exit activities, restructuring and impairments, stock-based compensation and acquisition costs in all periods, is useful to investors because it enables additional and more meaningful period-to-period comparisons. We consider normalized diluted shares to be another important indicator of our overall performance because it eliminates the effect of non-cash items.

Adjusted EBITDA is not a measure of liquidity calculated in accordance with GAAP, and should be viewed as a supplement to — not a substitute for — our results of operations presented on the basis of GAAP. Adjusted EBITDA does not purport to represent cash flow provided by operating activities as defined by GAAP. Our statements of cash flows present our cash flow activity in accordance with GAAP. Furthermore, adjusted EBITDA is not necessarily comparable to similarly-titled measures reported by other companies.

We believe adjusted EBITDA is used by and is useful to investors and other users of our financial statements in evaluating our operating performance because it provides them with an additional tool to compare business performance across companies and across periods. We believe that:

●	EBITDA is widely used by investors to measure a company’s operating performance without regard to items such as interest expense, income taxes, depreciation and amortization, which can vary substantially from company-to-company depending upon accounting methods and book value of assets, capital structure and the method by which assets were acquired; and

●	investors commonly adjust EBITDA information to eliminate the effect of disposals of property and equipment, impairments, restructuring and stock-based compensation which vary widely from company-to-company and impair comparability.

Our management uses adjusted EBITDA:

●	as a measure of operating performance to assist in comparing performance from period-to-period on a consistent basis;

●	as a measure for planning and forecasting overall expectations and for evaluating actual results against such expectations; and

●	in communications with the board of directors, analysts and investors concerning our financial performance.

Our presentation of segment profit and segment margin excludes direct costs of customer support and depreciation and amortization in order to allow investors to see the business through the eyes of management. Management views direct costs of network, sales and services as generally less controllable, external costs and management regularly monitors the margin of revenues in excess of these direct costs. Similarly, we view the costs of customer support to also be an important component of costs of revenues but believe that the costs of customer support to be more within our control and to some degree discretionary as we can adjust those costs by hiring and terminating employees.

Segment margin is an important metric to our investors and analysts, as we have regularly discussed and disclosed the effects of third party vendors’ pricing declines and the corresponding effect on our revenues. The presentation of segment margin highlights the impact of the pricing declines and allows investors and analysts to evaluate our revenue generation performance relative to direct costs of network, sales and services. Conversely, we have much greater latitude in controlling the compensation component of costs of revenues, represented by customer support, and we analyze this component separately from the direct external costs.

We also have excluded depreciation and amortization from segment profit and segment margin because, as noted above, they are based on estimated useful lives of tangible and intangible assets. Further, depreciation and amortization are based on historical costs incurred to build out our deployed network and the historical costs of these assets may not be indicative of current or future capital expenditures.

Although we believe, for the foregoing reasons, that our presentation of non-GAAP financial measures provides useful supplemental information to investors regarding our results of operations, our non-GAAP financial measures should only be considered in addition to, and not as a substitute for, or superior to, any measure of financial performance prepared in accordance with GAAP.

INTERNAP CORPORATION

NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

Use of non-GAAP financial measures is subject to inherent limitations because they do not include all the expenses that must be included under GAAP and because they involve the exercise of judgment of which charges should properly be excluded from the non-GAAP financial measure. Management accounts for these limitations by not relying exclusively on non-GAAP financial measures, but only using such information to supplement GAAP financial measures. Our non-GAAP financial measures may not be the same non-GAAP measures, and may not be calculated in the same manner, as those used by other companies.

RECONCILIATION OF LOSS FROM OPERATIONS TO ADJUSTED EBITDA AND FORWARD LOOKING ADJUSTED EBITDA

A reconciliation of loss from operations, the most directly comparable GAAP measure, to adjusted EBITDA for each of the periods indicated is as follows (in thousands):

	Three Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015
Loss from operations (GAAP)	$(83,398)	$(2,474)	$(9,185)
Depreciation and amortization	19,597	19,217	24,631
Loss on disposal of property and equipment, net	25	31	99
Exit activities, restructuring and impairments, including goodwill impairment	79,839	152	920
Stock-based compensation	1,253	1,542	2,435
Strategic alternatives and related costs	1,121	282	852
Organizational realignment costs	1,403	1,417	-
Adjusted EBITDA (non-GAAP)	$19,840	$20,167	$19,752

Total revenue	73,940	74,315	78,318
Adjusted EBITDA margin	26.8%	27.1%	25.2%

A reconciliation of loss from operations, the most directly comparable GAAP measure, to adjusted EBITDA and forward looking adjusted EBITDA for each of the periods indicated is as follows (in millions):

	Nine Months Ended 2016	2016 Full-Year Guidance
	Actual	Low	High

Total revenue	$224	$297	$300

Loss from operations (GAAP)	$(88)	$(90)	$(88)
Depreciation and amortization	58	77	77
Loss on disposal of property and equipment, net	-	-	-
Exit activities, restructuring and impairments, including goodwill impairment	80	82	82
Stock-based compensation	5	6	6
Strategic alternatives and related costs	2	2	2
Organizational realignment costs	4	4	4
Adjusted EBITDA (non-GAAP)	$61	$81	$83

INTERNAP CORPORATION

NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

RECONCILIATION OF NET LOSS AND BASIC AND DILUTED
NET LOSS PER SHARE TO NORMALIZED NET LOSS AND
BASIC AND DILUTED NORMALIZED NET LOSS PER SHARE

Reconciliations of (1) net loss, the most directly comparable GAAP measure, to normalized net loss, (2) diluted shares outstanding used in per share calculations, the most directly comparable GAAP measure, to normalized diluted shares used in normalized per share outstanding calculations and (3) net loss per share, the most directly comparable GAAP measure, to normalized net loss per share for each of the periods indicated is as follows (in thousands, except per share data):

	Three Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015
Net loss (GAAP)	$(91,297)	$(10,693)	$(14,197)
Exit activities, restructuring and impairments, including goodwill impairment	79,839	152	920
Stock-based compensation	1,253	1,542	2,435
Strategic alternatives and related costs	1,121	282	852
Organizational realignment costs	1,403	1,417	-
Normalized net loss (non-GAAP)	$(7,681)	$(7,300)	$(9,990)

Weighted average shares outstanding used in per share calculation:
Basic and diluted (GAAP)	52,096	52,062	51,699
Add potentially dilutive securities	-	-	-
Less dilutive effect of stock-based compensation under the treasury stock method	-	-	-
Normalized diluted shares (non-GAAP)	52,096	52,062	51,699

Loss per share (GAAP):
Basic and diluted	$(1.75)	$(0.21)	$(0.27)

Normalized net loss per share (non-GAAP):
Basic and diluted	$(0.15)	$(0.14)	$(0.19)

INTERNAP CORPORATION

NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

SEGMENT PROFIT AND SEGMENT MARGIN

Segment profit and segment margin, which does not include direct costs of customer support or any depreciation or amortization, for each of the periods indicated is as follows (dollars in thousands):

	Three Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015
Revenues:
Data center and network services:
Company-controlled	$22,710	$22,933	$22,507
Partner	9,837	9,793	10,237
IP connectivity	17,220	17,733	19,696
Total data center and network services	49,767	50,459	52,440
Cloud and hosting services	24,173	23,856	25,878
Total	73,940	74,315	78,318

Direct cost of sales and services, exclusive of depreciation and amortization:
Data center and network services:
Company-controlled	10,266	9,994	10,261
Partner	7,517	7,051	7,908
IP connectivity	7,259	7,605	8,570
Total data center and network services	25,042	24,650	26,739
Cloud and hosting services	6,520	6,720	6,942
Total	31,562	31,370	33,681

Segment Profit:
Data center and network services
Company-controlled	12,444	12,939	12,246
Partner	2,320	2,742	2,329
IP connectivity	9,961	10,128	11,126
Total data center and network services	24,725	25,809	25,701
Cloud and hosting services	17,653	17,136	18,936
Total	$42,378	$42,945	$44,637
Segment Margin:
Data center and network services
Company-controlled	54.8%	56.4%	54.4%
Partner	23.6%	28.0%	22.8%
IP connectivity	57.8%	57.1%	56.5%
Total data center and network services	49.7%	51.1%	49.0%
Cloud and hosting services	73.0%	71.8%	73.2%
Total	57.3%	57.8%	57.0%

INTERNAP CORPORATION

NON-GAAP (ADJUSTED) FINANCIAL MEASURES (Continued)

FREE CASH FLOW AND UNLEVERED FREE CASH FLOW

Free cash flow and unlevered free cash flow are non-GAAP measures. Free cash flow is net cash flows provided by operating activities minus capital expenditures. Unlevered free cash flow is free cash flow plus cash interest expense (in thousands):

	Three Months Ended
	September 30, 2016	June 30, 2016	September 30, 2015
Net cash flows provided by operating activities	$11,464	$14,019	$10,828
Capital expenditures:
Maintenance capital	(1,935)	(1,675)	(3,435)
Growth capital	(10,925)	(12,727)	(7,485)
Free cash flow (non-GAAP)	(1,396)	(383)	(92)

Cash interest expense	7,601	7,816	6,660
Unlevered free cash flow (non-GAAP)	$6,205	$7,433	$6,568